UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2026

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 West 23rd Street
New York, New York 10010
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 11, 2026, BuzzFeed, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Allen Family Digital, LLC (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, 40,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a purchase price of $3.00 per share of Class A common stock, for aggregate consideration of $120.0 million (the “Transaction”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate consideration is comprised of (i) $20.0 million in cash to be paid to the Company at closing of the Transaction, which is expected to be on or around May 26, 2026 (the “Closing Date”), and (ii) a five-year secured promissory note in the principal amount of $100.0 million (the “Promissory Note”) to be issued to the Company on the Closing Date. The Company intends to use the proceeds from the Transaction to partially repay existing indebtedness.

The Stock Purchase Agreement includes customary representations, warranties, and covenants between the parties. Pursuant to the Stock Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days following any request by the Investor for purposes of registering the resale of the Shares (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable after the filing, and to keep the Registration Statement effective until the earlier of the date that all registrable securities covered by the Registration Statement (i) have been sold thereunder or pursuant to Rule 144 of the Securities Act (“Rule 144”) or (ii) may be sold without restriction under Rule 144 (including the volume and manner of sale limitations set forth in Rule 144).

Subject to certain exceptions, the Company has agreed to indemnify the Investor and its affiliates for liabilities arising from (i) any breach or inaccuracy of a representation or warranty of the Company contained in the Stock Purchase Agreement and (ii) any failure by the Company to perform or comply with any covenant or agreement in the Stock Purchase Agreement.

Based on 36,296,018 shares of Class A common stock outstanding as of May 5, 2026 and after giving effect to the Transaction (including the Stock Conversion (as defined below)), the Investor would beneficially own approximately 52% of the Company’s outstanding Class A common stock.

Promissory Note

On the Closing Date, the Investor will issue a Promissory Note to the Company in the principal amount of $100.0 million. The Promissory Note bears interest at a rate of 5% per annum, with interest payable semi-annually on the last business day of each June and December. The Promissory Note matures on the fifth anniversary of the Closing Date. The Promissory Note is secured by a first priority security interest in 33.3 million of the Shares, and the Company understands that the Investor currently holds no assets other than the Shares. The Investor may prepay all or any portion of the principal at any time without premium or penalty, subject to one business day’s notice and a minimum prepayment amount of $1.0 million. Any material amendment, modification or waiver of the Promissory Note requires the approval of a majority of the disinterested directors on the Company’s Board of Directors (the “Board”).

Stock Conversion

In connection with the Transaction, Jonah Peretti, LLC, an affiliate of Jonah Peretti, the Company’s founder, Chief Executive Officer and Chairman, has agreed to convert all 1,309,354 of its shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), into Class A common stock on the Closing Date (the “Stock Conversion”). Based on 36,296,018 shares of Class A common stock outstanding as of May 5, 2026 and after giving effect to the Transaction (including the Stock Conversion), Mr. Peretti would beneficially own approximately 2% of the Company’s outstanding Class A common stock and none of the Company’s outstanding Class B common stock.

Director Appointment Agreement

On May 11, 2026, the Company, the Investor and Jonah Peretti, LLC entered into a Director Appointment Agreement (the “Director Appointment Agreement”), pursuant to which, effective as of the Closing Date, the Board will be expanded from four to eight directors and following the 2026 annual meeting of the Company’s shareholders (the “2026 Annual Meeting”), to nine directors with three directors serving in each class. Pursuant to the Director Appointment Agreement, (A) the Investor has the right to appoint (i) five directors as of the Closing Date and one additional director following the 2026 Annual Meeting provided the Investor beneficially owns more than 40% of the Company’s then-outstanding common stock and (ii) a majority of the directors provided the Investor beneficially owns less than 40% but equal to or more than 20% of the Company’s then-outstanding common stock and (B) Jonah Peretti, LLC has the right to appoint one director, who initially will be Mr. Peretti. Following the expiration of Mr. Peretti’s current term as a Class I director of the Board and if the Company is required to have a majority of independent directors pursuant to applicable listing rules, Mr. Peretti’s appointee will be independent. In addition, each of the Investor and Jonah Peretti, LLC has agreed pursuant to the Director Appointment Agreement to vote all shares of Company common stock beneficially owned by such party in favor of the other party’s director nominees.

The Director Appointment Agreement terminates (A) with respect to Jonah Peretti, LLC’s director appointment rights, on the earlier of (i) such time as Mr. Peretti is no longer serving as an officer or director of the Company or any subsidiary of the Company due to his removal or termination for cause or voluntary resignation, (ii) such time as Mr. Peretti beneficially owns less than 60% of the Company common stock beneficially owned by Mr. Peretti as of the Closing Date and (iii) such time as Mr. Peretti beneficially owns less than 0.2% of the total shares of the Company’s outstanding Class A common stock and (B) with respect to the Investor’s director appointment rights, at such time as the Investor owns less than 5% of the then outstanding Company common stock.

The foregoing description of the Stock Purchase Agreement, the Promissory Note and the Director Appointment Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, the form of Promissory Note and the Director Appointment Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K (this “report”) and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 11, 2026, the Company issued a press release (the “Press Release”) announcing its financial results for the quarter ended March 31, 2026. The Company also announced that it would be holding a conference call on May 11, 2026 to discuss its financial results. A copy of the Press Release is furnished as Exhibit 99.1 to this report.

The information included under this Item 2.02, including Exhibit 99.1, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it been deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference herein to this Item 3.02. The issuance of the Shares is exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Chairman

In connection with the Transaction, Jonah Peretti resigned as Chief Executive Officer of the Company and Chairman of the Board on May 11, 2026, effective as of the Closing Date. Mr. Peretti will remain on the Board as a Class I director and is expected to transition to a new role as President of BuzzFeed AI. The Company will file an amendment to this report regarding the material terms of the employment arrangement for Mr. Peretti in his new role within four business days of the determination of such information.

Appointment of Chief Executive Officer and Chairman

In connection with the Transaction and pursuant to the Stock Purchase Agreement, on May 11, 2026, the Board appointed Byron Allen to serve as Chief Executive Officer, a Class I director and Chairman of the Board, effective as of the Closing Date.

Mr. Allen, age 65, has served as Founder, Chairman, and Chief Executive Officer of Allen Media Group, a global media, content production, and distribution company with operations spanning television broadcasting, streaming, digital media, and film distribution. Mr. Allen founded the company in 1993 and has led its growth into one of the largest privately held media companies in the United States. Mr. Allen owns 13 ABC-CBS-NBC network affiliate broadcast television stations in 11 U.S. markets and ten 24-hour HD television networks serving nearly 275 million subscribers: THE WEATHER CHANNEL, PETS.TV, COMEDY.TV, RECIPE.TV, CARS.TV, ES.TV, MYDESTINATION.TV, JUSTICECENTRAL.TV, THEGRIO TELEVISION NETWORK, and HBCU GO. Mr. Allen also owns the digital streaming platforms HBCU GO, SPORTS.TV, LOCAL NOW and THE WEATHER CHANNEL STREAMING APP. Mr. Allen currently owns a two-hour nightly comedy block on CBS Network and also produces, distributes, and sells advertising for 74 television programs, making him one of the largest independent producers/distributors of first-run syndicated television programming for broadcast television stations, cable networks, and digital platforms.

The Company is entering into its standard form of indemnification agreement with Mr. Allen. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2021 and is incorporated by reference herein.

There are no family relationships between Mr. Allen and any director or executive officer of the Company, nor does Mr. Allen have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will file an amendment to this report regarding the material terms of the employment arrangement for Mr. Allen within four business days of the determination of such information.

Resignation of Director

In connection with the Transaction, Gregory Coleman resigned from the Board and the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance, and Corporate Responsibility Committee of the Board on May 11, 2026, effective as of the Closing Date. Gregory Coleman’s resignation was not due to any disagreement with the Company or any matter relating to the Company's operations, policies, or practices.

Appointment of Directors

In connection with the Transaction and pursuant to the Director Appointment Agreement, on May 11, 2026, the Board increased the size of the Board from four members to eight members, effective as of the Closing Date. On the same date and in accordance with the terms of the Director Appointment Agreement, the Board appointed the following directors (the “New Directors”) to the Board to fill the vacancies, effective as of the Closing Date:

•Byron Allen as a Class I director;
•Chris Malone as a Class I director;
•Eric Gould as a Class III director;
•Sydnie Karras as a Class III director; and
•Terence Hill as a Class III director.

Mr. Malone, age 41, is an Executive Vice President, Chief Financial Officer and Head of Corporate Development of Allen Media Group, which he joined in May 2022, and has served on its board since December 2023. Mr. Malone leads Allen Media’s finance organization with leadership and responsibilities spanning financial strategy, M&A, capital markets, financial planning & analysis, and strategic investments. Mr. Malone has over 18 years of experience in M&A, capital markets, private equity and credit. Prior to joining Allen Media Group, Mr. Malone was a Principal at Stellex Capital Management, a private equity firm based in New York. Prior to Stellex, Mr. Malone was a Director at Brightwood Capital where he focused on providing debt and equity capital solutions to middle-market companies. Earlier in his career, Mr. Malone worked in private equity at RLJ Equity Partners. Mr. Malone began his career in investment banking at Credit Suisse and William Blair. Mr. Malone received his B.S. in Finance from Hampton University and his M.B.A. from Harvard Business School.

Mr. Gould, age 58, has served as an Executive Vice President, Chief Investment Officer of Allen Media Group since August 2017 and has served on its board since December 2023. Mr. Gould plays a key leadership role in investment activities, mergers and acquisitions, capital markets activities, and corporate finance initiatives. Before joining Allen Media Group, Mr. Gould was a Managing Director and Senior Portfolio Manager at Guggenheim Partners Asset Management from 2014 to 2017. Prior to joining Guggenheim, Mr. Gould was the Head of Portfolio Management at Munich Re Group/MEAG New York, where he was responsible for North American investment strategies, and served as an investment committee member and a corporate officer from 2007 to 2013. Before joining Munich Re in 2007, Mr. Gould was a Senior Vice President and Senior Portfolio Manager at GE Asset Management. In total, Mr. Gould has more than 30 years of investment experience in portfolio management across multi-sector investment strategies, finance, capital markets and mergers and acquisitions. Mr. Gould earned his MBA from Loyola University of Chicago and B.A. from Indiana University.

Ms. Karras, age 39, has served as Vice President, Chief Accounting Officer of Allen Media Group since October 2021 and has served on its board since December 2023. Prior to joining Allen Media Group, Ms. Karras served as Director in the Capital Markets and Accounting Advisory Services practice at PricewaterhouseCoopers LLP, where she advised public and private companies on SEC reporting, mergers and acquisitions, financing transactions, IPOs, and other complex accounting matters. Earlier in her career, Ms. Karras served in PricewaterhouseCoopers LLP’s assurance practice, focusing on public company audits, financial reporting, and Sarbanes-Oxley compliance. Ms. Karras is a Certified Public Accountant in the State of California and holds a Bachelor’s degree in Accounting from Santa Clara University.

Mr. Hill, age 69, has served as the Chief Operating Officer of Allen Media, LLC and Entertainment Studios since joining the company in 1998. Mr. Hill is a media executive with over 35 years of experience in business operations, strategic planning, finance and corporate management. During his tenure, Mr. Hill was instrumental in transforming Allen Media Group into a diversified, fully integrated media and technology company. Prior to joining Entertainment Studios, Mr. Hill was an investment banker at Merrill Lynch & Company and focused on institutional real estate, capital markets and debt structuring. He holds a degree in Business Administration in Finance from the University of Southern California.

The Company is entering into its standard form of indemnification agreement with each of the New Directors. None of the New Directors have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On May 11, 2026, the Company received confirmation from the Nasdaq Stock Market LLC (“Nasdaq”) that although the issuance of the Shares would generally require approval of the Company’s shareholders under the shareholder approval policy of the Nasdaq Stock Market LLC (“Nasdaq”) and that the director nomination rights may be inconsistent with the voting rights policy of Nasdaq, Nasdaq has granted an exception to the Company from Nasdaq’s shareholder approval policy and voting rights policy, in each case, pursuant to Nasdaq Listing Rule 5635(f) in connection with the issuance and sale of the Shares and the execution of the Director Appointment Agreement.

Prior to entry into the Stock Purchase Agreement, the Audit Committee of the Board (the “Audit Committee”), composed solely of independent and disinterested members of the Board, determined that the delay associated with obtaining a shareholder vote prior to the issuance of the Shares would seriously jeopardize the financial viability of the Company, and, on that basis, the Audit Committee expressly approved the Company’s reliance on the financial viability exception in order to consummate the Transaction without delay.

In accordance with Nasdaq requirements, the Company will mail a letter to shareholders, not later than ten days prior to the anticipated Closing Date, notifying them of the Transaction and of its intention to issue the Shares without obtaining approval from its shareholders (the “Shareholder Letter”).

The information under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1 †	Stock Purchase Agreement, dated May 11, 2026, between BuzzFeed, Inc. and Allen Family Digital, LLC.
10.2	Form of Promissory Note.
10.3	Director Appointment Agreement, dated May 11, 2026, by and among BuzzFeed, Inc., Allen Family Digital, LLC, and Jonah Peretti.
99.1	Press Release Dated May 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	5/11/2026
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer